                                                                   Exhibit 8.1


                      [Letterhead of Roberts & Holland LLP]



                                 April 12, 2002

Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike
Plymouth Meeting, PA 19462

            Re:   Federal Income Tax Considerations Relating to
                  Kramont Realty Trust
                  ---------------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration statement on Form S-3 being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to common shares of beneficial interest (the "Registration Statement") and the prospectus contained therein (the "Prospectus").

     In rendering our opinion, we have examined original or copies identified to our satisfaction of the Registration Statement and the Prospectus, and we have assumed that the statements therein are and will remain true and complete. In addition, we have reviewed the Articles of Amendment and Restatement of the Declaration of Trust of the Company and U.S. Federal income tax returns and other financial information relating to the Company. We have also made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all of those documents. We have assumed that all factual matters

ROBERTS & HOLLAND LLP

Kramont Realty Trust                                             April 12, 2002
in documents submitted to us and all of the other information furnished to us are true and complete. As to all questions of fact material to this opinion that have not been independently established, we have relied upon one or more representation letters or certificates executed by an officer or officers of the Company and upon the representations, warranties, and covenants of the Company. This opinion assumes that the representations made by the Company to us in such representation letters or certificates regarding the Company's compliance with requirements in the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a real estate investment trust ("REIT") for U.S. Federal income tax purposes are accurate and complete. We have not verified any factual matter set forth in such representation letters or certificates in connection with or apart from the preparation of this opinion and, accordingly, our opinion does not take into account any factual matter not set forth herein which might have been disclosed by independent verification. We have also relied upon the opinion rendered by Robinson Silverman Pearce Aronsohn & Berman LLP to Kranzco Realty Trust ("Kranzco") on April 10, 2000, which is attached as Exhibit 8.4 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on April 10, 2000, and on the statements in such representation letter or certificate relating to Kranzco's qualification as a real estate investment trust for Federal income tax purposes. We have assumed that, during all relevant periods, all persons who were required under the Securities and Exchange Act of 1934 to file or to amend Schedules 13D and 13G appropriately made such filings and that the Company or Kranzco, as the case may be, was duly apprised thereof. We have further assumed that the information concerning the Company, Kranzco, and their respective affiliates set forth in their respective Federal income tax returns for each year is true and correct. If any of the matters described in this paragraph or in the preceding paragraph were incorrect, our opinion might change.

     Based on the foregoing, in reliance thereon and subject thereto, and based on the Code, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, it is our opinion that:

     1. The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations For Holders of Common Shares," insofar as they purport

ROBERTS & HOLLAND LLP

Kramont Realty Trust                                             April 12, 2002
          to describe the matters of law referred to therein, represent the material U.S. Federal income tax considerations relevant to purchasers of common shares of beneficial interest, par value $.01 per share, of the Company.

     2. Commencing with its taxable year that began April 1, 2000, the Company has been organized in conformity with the requirements of the Code for qualification as a REIT for U.S. Federal income tax purposes, and the Company's method of operation as described in such representation letter or certificate from the Company to us will enable the Company to continue to satisfy the requirements to be taxable as a REIT for U.S. Federal income tax purposes.

     No opinion, however, is rendered herein about the Federal income tax considerations resulting from any issuances by the Company of any securities other than common shares of beneficial interest, par value $.01 per share, of the Company that might be relevant to purchasers of such common shares. The qualification and taxation of the Company as a real estate investment trust depends upon its ability to meet and its having met, through actual annual operating results, distribution levels and diversity of share ownership and the various income and asset tests imposed by the Code, the results of which have not been reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operation of the Company for any particular taxable year have satisfied or will satisfy such requirements.

     The foregoing opinions are limited to the matters expressly set forth, and no opinion is to be implied or inferred beyond the matters expressly stated. These opinions are limited to the Federal income tax laws of the United States as of the date hereof, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. The Code, Regulations promulgated by the Treasury Department, and interpretations of the courts and the Internal Revenue Service are subject to change at any time, and, in some circumstances, with retroactive effect. Any change in applicable law or in the facts or documents on which our opinion is based or any inaccuracy of the representations or assumptions on which we have relied may affect the validity of the foregoing opinion. These opinions speak only as of the date hereof and are based solely on legal authorities as

ROBERTS & HOLLAND LLP

Kramont Realty Trust                                             April 12, 2002
they currently exist, and we assume no obligation to update or supplement these opinions.

     This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. An opinion of counsel represents only counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

     These opinions are furnished to you solely for use in connection with the Registration Statement and the Prospectus. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to the name of our firm under the heading "Federal Income Tax Considerations For Holders of Common Shares" in the Registration Statement and Prospectus. This opinion may not be disclosed, quoted, filed with a governmental agency, or otherwise referred to without our prior written consent.

                                             Very truly yours,

                                             /s/ Roberts & Holland LLP

                                             ROBERTS & HOLLAND LLP